SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

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☐	Definitive Information Statement

Ocean West Holding Corporation

(Name of Registrant as Specified in its Charter)

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OCEAN WEST HOLDING CORPORATION
TUSTIN, CALIFORNIA

INFORMATION STATEMENT

To the stockholders of Ocean West Holding Corporation:

Ocean West Holding Corporation, a Delaware corporation ( the “Company”, ”we”, ”us” or “our”), has obtained the written consent of the holder of more than a majority of our issued and outstanding shares of common stock on March 4, 2005, to (i) change our name to InfoByPhone, Inc, or AskMeNow, Inc. (ii) increase our authorized common stock to 100,000,000 shares and (iii) delete from the Certificate of Incorporation of the company the provisions allowing cumulative voting. In Addition, the Board of Directors of the Company has approved the spin off our operating subsidiary Ocean West Enterprises, Inc. (the “Subsidiary”).

The increase in authorized shares of common stock is not necessary to complete the transactions outlined in the information Statement. Such increase in being made solely to assure the availability of common stock for future transactions.

The foregoing proposals were approved by our Board of Directors as of March 4, 2005 and by the holder of more than a majority of our issued and outstanding shares of common stock in connection with the Securities Exchange Agreement and Plan of Reorganization, dated as of April 25, 2005 (the “Exchange Agreement”), by and among, the Company, InfoByPhone, Inc., a Delaware corporation (“IBP”), and the stockholders of IBP. Pursuant to the Exchange Agreement (i) the Company will acquire IBP, (ii) IBP will change its name to IBP, Inc. and (iii) the Company will changes its name to either InfoByPhone or AskMeNow.

The closing of the Exchange Agreement is to occur on or about May __, 2005 (the “Closing”). Effective at the Closing, (i) the Company will acquire of all of the issued and outstanding shares of the IBP in exchange for 6,000,000 shares of common stock of the Company, (ii) the officers and directors of the Company will resign and be replaced by the officers and directors of the IBP, (iii) neither the IBP nor the Company will have any debt or liabilities, and IBP will have no less than $750,000 cash or cash equivalents and (iv) IBP will become a wholly-owned subsidiary of the Company. Additionally, IBP is in the process of raising an equity investment among private investors and shall conclude such financing prior to the Closing. As a result of such financing by IBP and its issuance of up to 6,666,666 shares of its common stock in connection therewith, we will issue up to 6,666,666 additional shares of our common stock at the Closing to IBP stockholders which may result in a total share exchange of 12,666,666 shares of common stock at Closing. All of the foregoing is hereinafter referred to as the “Transaction”.

Prior to the closing of the Transaction, IBP is a privately-held company.

As a result of the Transaction, a change of control of the Company will occur with the existing stockholders of the Company being reduced from holding 100% of the issued and outstanding shares of common stock to holding less than 31% of issued and outstanding shares of common stock post Closing.

Our purpose in entering into the Transaction, changing our name to InfoByPhone or AskMeNow, and spinning off the Subsidiary is to allow us to comply with the terms of the Exchange Agreement. We believe that the Transaction will increase the total value of the Company to our investors.

Your consent is not required and is not being solicited in connection with this action. The accompanying Information Statement is furnished only to inform you of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to you on or about May [__], 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

COMPLETION OF THE TRANSACTION WILL RESULT IN A CHANGE IN CONTROL OF THE COMPANY AND AN ASSUMPTION OF IBP’S ASSETS, LIABILITIES AND OPERATIONS.

PLEASE NOTE THAT THE HOLDER OF A MAJORITY OF THE COMPANY’S COMMON STOCK PRIOR TO THE CLOSING VOTED TO CHANGE THE NAME OF THE COMPANY TO INFOBYPHONE, INC. OR ASKMEKNOW, INC., TO ELLIMATE CUMATLIVE VOTING FROM THE CERTIFICATE OF INCORPATION, AND TO APPROVE THE SPIN OFF OF THE SUBSIDIARY. THE NUMBER OF VOTES HELD BY SUCH CONTROLLING STOCKHOLDER WERE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE TRANSACTIONS. PURSUANT TO SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW, YOU ARE HEREBY BEING PROVIDED WITH NOTICE OF THE APPROVAL BY LESS THAN UNANIMOUS WRITTEN CONSENT OF OUR STOCKHOLDERS OF THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND THE SPINOFF OF THE SUBSIDIARY.

By order of the Board of Directors,

Daryl S. Meddings, Executive Vice President and
Chief Executive Officer
Tustin, California

May __, 2005

OCEAN WEST HOLDING CORPORATION

Tustin, California

INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY OF STOCKHOLDERS

OCEAN WEST HOLDING CORPORATION., a Delaware corporation (“we”, “us”, “our” or the “Company”), is furnishing this Information Statement to you to provide you with information and a description of actions taken by written consent of our majority stockholder, on March 4, 2005, in accordance with the relevant sections of the Delaware General Corporation Law. These actions were taken by Consumer Direct of America, Inc., which on March 4, 2005 owned in excess of the majority of our outstanding common stock necessary for the adoption of the actions.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT APRIL 28, 2005 TO STOCKHOLDERS OF RECORD ON MARCH 4, 2005. THE INFORMATION STATEMENT IS BEING DELIVERED ONLY TO INFORM YOU OF THE CORPORATE ACTIONS DESCRIBED HEREIN IN ACCORDANCE WITH RULE 14C-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDER HAS VOTED TO APPROVE THE CHANGE OF THE CORPORATION’S NAME TO INFOBYPHONE, INC. OR ASKMENOW, TO ELIMINATE CUMULATIVE VOTING FROM THE CERTIFICATE OF INCORPORATION AND TO SPIN OFF OF SUBSIDIARY. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDER IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW FOR SUCH ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference herein:

1.	Report on Form 8K filed on February 04, 2005;

2.	Quarterly Report on February 18, 2005;

3.	Annual Report on Form 10-KSB filed on January 14, 2005; and

4.	Report on Form 8-K filed on April 28, 2005.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO US WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO US (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING

ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO US AT OCEAN WEST HOLDING CORP. 15991 REDHILL AVENUE, TUSTIN, CA., ATTENTION: CHIEF EXECUTIVE OFFICER, OR BY CALLING THE COMPANY AT (714) 544-5300 COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

GENERAL

     Ocean West Holding Corporation, a Delaware corporation ( the “Company”, ”we”, ”us” or “our”), has obtained the written consent of the holder of more than a majority of our issued and outstanding shares of common stock of March 4, 2005, to (i) change our name to InfoByPhone, Inc. (ii) increase our authorized common stock to 100,000,000 shares and (iii) delete from the Certificate of Incorporation of the company the provisions allowing cumulative voting. In addition, the Board of Directors of the Company has approved the spin off our operating subsidiary Ocean West Enterprises, Inc. (the “Subsidiary”).

     The increase in authorized shares of common stock is not necessary to complete the transactions outlined in the information Statement. Such increase in being made solely to assure the availability of common stock for future transactions

     The foregoing proposals were approved by our Board of Directors as of March 4, 2005 and by the holder of more than a majority of our issued and outstanding shares of common stock in connection with the Securities Exchange Agreement and Plan of Reorganization, dated as of April 25, 2005 (the “Exchange Agreement”), by and among, the Company, InfoByPhone, Inc., a Delaware corporation (“IBP”), and the stockholders of IBP. Pursuant to the Exchange Agreement (i) the Company will acquire the IBP, (ii) IBP will change its name to IBP, Inc. and (iii) the Company will change its name to either InfoByPhone or AskMeNow.

     The closing of the Exchange Agreement is to occur on or about May [__], 2005 (the “Closing”). Effective at the Closing, (i) the Company will acquire of all of the issued and outstanding shares of the IBP in exchange for 6,000,000 shares of common stock of the Company, (ii) the existing directors of the Company Marshall Stewart and Daryl Meddings will resign and be replaced by the directors of IBP (the “Designated Directors”), (iii) the existing officers of the Company will resign and be replaced by the officers of IBP, (iv) neither IBP nor the Company will have any debt or liabilities, and the IBP will have no less than $750,000 cash or cash equivalents and (v) IBP will become a wholly-owned subsidiary of the Company. Additionally, IBP is in the process of raising an equity investment among private investors in the aggregate minimum purchase amount of 2,500,000 shares at $.30 per share of common stock for an aggregate minimum purchase price of $750,000 and the aggregate maximum purchase amount of 6,666,666 shares at $.30 per share of common stock for an aggregate maximum purchase price of $2,000,000 (the “Offering”) and shall close the Offering prior to the Closing. As a result of the Offering and IBP’s issuance of up to 6,666,666 shares of its common stock in connection therewith, we will issue up to 6,666,666 additional shares of our common stock at the Closing to IBP stockholders which may result in a total share exchange of 12,666,666 shares of common stock at Closing. All of the foregoing is hereinafter referred to as the “Transaction”.

Prior to the closing of the Transaction, IBP is a privately-held company.

As a part of the Transaction, we will change our name to InfoByPhone, Inc. or AskMeNow, Inc. from Ocean West Holding Corporation and InfoByPhone, Inc., the acquired company, will change its name to IBP, Inc.

     The following events will also occur in connection with the Transaction:

1.	The Company will file a Certificate of Amendment to its Certificate of Incorporation to change its name to InfoByPhone , Inc. or AskMeNow, Inc. and increase its authorized common stock to 100,000,000 shares.

2.	The Subsidiary will be spun off to the Company’s stockholders of record at March 4, 2005.

3.	The holders of all issued and outstanding shares of all series of the Company’s preferred stock will surrender all issued and outstanding shares of their stock to the Company for no consideration and such shares will be cancelled.

4.	Immediately prior to the Closing of the Transaction, Marshall Stewart, President and a director, and Daryl Meddings, a Secretary and a director and Wayne K. Bailey, CFO will resign from such positions and will be replaced by the nominees of IBP:

The Transaction is expected to be treated as a tax-free reorganization for federal income tax purposes. A copy of the Exchange Agreement is attached hereto as Exhibit A. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is incorporated herein by reference.

The Company will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State at the time of the Closing. Other than the change of name , removal of cumlative voting and the increase in authorized common stock, the Transaction does not require stockholder approval. While the Transaction will have immediate effect as of May [__] 2005 and the Company’s change of name effective for all purposes on [_________], 2005, the increase in authorized shares of common stock and elimination of cumulative voting will only take effect twenty days after this Information Statement is first mailed to our stockholders.

InfoByPhone, Inc. is a development stage communications technology company that provides users of handheld cellular devices with access to information regardless of location through its AskMeNow™ Service (the “Service”). The Service is a new mobile information content service users of any mobile device with text messaging/SMS or email capability, to call email, or text message (SMS) in questions. An answer is then text messaged or e-mailed back to the consumer’s mobile device, usually within a matter of minutes.

The Service is accessible anytime and anywhere, through every possible way that wireless technology allows people to communicate via a mobile device. Using proprietary software and proprietary methods to access third part data bases the Service has the research capability to answer virtually any information-based question, including current news & events, sports scores, historical statistics, weather, entertainment, stock quotes & market data, driving directions, travel schedules & availabilities, emergency disaster information, comparison shopping, restaurant information & reservations, directory assistance, and random trivia (literature, history, science, etc.). Once information is accessed from third party strategic partners, it is refined to a format suitable for easy reading on the screen of user’s mobile device and quickly emailed or text messaged back to the user.

Voting Securities and Principal Holders Thereof

     On the date hereof, there are 5,586,104 shares of our common stock issued and outstanding. As of the date hereof, (i) no shares of our common stock were reserved for issuance pursuant to option grants and (ii) no shares of our common stock were reserved for issuance pursuant to other securities exercisable for, or convertible into or exchangeable for, shares of our common stock. Each holder our common stock is entitled to cast one vote, in person or by proxy, for each share of our common stock held by such holder. Our common stock is the only capital stock outstanding as of the date hereof.

     The following table sets forth certain information with respect to persons known by our management y to own beneficially more than five (5%) percent of our common stock as of the date hereof as well as our current officers and directors (based on 5,586,104 shares of common stock outstanding as of the date hereof).

     The following table sets forth information as of March 4, 2005, (the “Record Date”), with respect to our Class A common stock, par value $0.01 per share , Class B common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, owned on March 4, 2005 by each person who beneficially owns more than five percent (5%) of our outstanding Class A common stock, and preferred stock, by each of our executive officers and directors and by all of our executive officers and directors as a group.

		Total Number of
		Securities Owned	Percent of
Name of Beneficial Owner	Title of Class	Beneficially	Class (1)

Daryl S. Meddings (2)(4)	Common Shares	0	—
	Class B Common Shares	0	—
	Series L Preferred	210	21.0%

Marshall L. Stewart (2)(3)	Common Shares	0	—
	Class B Common Shares	0	—
	Series L Preferred	205	20.5%

Consumer Direct of America(5)	Common Shares	4,900,000	87.7%
	Class B Common Shares	210,096	100%
	Series N Preferred Shares	2,250,000	100%

Total number of shares	Common Shares	0	—
owned by directors and	Class B Common Shares	0	—
executive officers as a group(2 persons) (6)	Series L Preferred Shares	415	41.5%

(1)	Our preferred stock consists of Series C, E, F, G, I, L and M. Series C and E are non voting stock and redeemable to the Company. Series F through M are voting stock as well as redeemable to the Company. Prior to the Closing, all shares of all classes of preferred stock which were issued and outstanding will be surrendered to the Company and cancelled.

(2)	Except as otherwise indicated the mailing address of each person shown is c/o Ocean West Holding Corporation, 15991 Redhill Avenue, Tustin, California 92780.

(3)	Includes 0 shares of Class A common stock, 0 shares of Class B common stock and 205 shares of Series L preferred stock.

(4)	Includes 0 shares of Class A common stock, 0 shares of Class B common stock and 210 shares of Series L preferred stock.

(5)	The mailing address is, 6330 South Sandhill Road, Las Vegas, NV.

(6)	Includes 0 shares of Class A common stock, 0 shares of Class B common stock and 415 shares of Series L preferred stock.

     It is anticipated that immediately after the Closing of the Transaction there will be 18,666,666 shares of our common stock issued and outstanding assuming that the maximum amount of shares were sold in the Offering by InfoByPhone.

     After giving effect to the Closing of the Transaction we do not know whether there will be any persons known by management of the Company to own beneficially more than five (5%) percent of our common stock outstanding immediately after the Closing of the Transaction. The following table sets forth the number of shares of our common stock owned by officers and directors of the Company based on 18,666,666 shares of our common stock issued and outstanding after the Closing of the Transaction assuming that the maximum amount of shares were sold in the Offering.

		Total Number of
		Securities Owned
Name of Beneficial Owner	Title of Class	Beneficially		Percent of Class (1)
Darryl Cohen	Common Stock	1,212,667	[1]	6.49%
Alan Smith	Common Stock	0
Sandro Sordi	Common Stock	733,334		3.93%
Total number of shares owned by directors and executive officers as a group(_____3____)	Common Stock

[1]	Does not include shares underlying 20,000 warrants exercisable at 2.00 per share.

Change In Control

     Pursuant to the terms and conditions of the Exchange Agreement, upon the Closing, the stockholders of IBP will exchange their interest therein for shares of our common stock, as a result of which IBP will become our wholly-owned subsidiary. As a result of the Transaction, a change of control of the Company will occur with the existing stockholders of the Company being reduced from holding 100% of the issued and outstanding shares of common stock to holding less than 31% of the issued and outstanding shares of common stock post closing..

     Due to the issuance of the shares of our common stock and the change in our officers and directors, which will occur at the Closing, a change in control of the Company will occur.

Directors And Executive Officers And Nominees For Directors

     Current Directors and Executive Officers

Name	Position with Ocean West(1)	Position with Ocean West Enterprises
Marshall L. Stewart	President, Chief Executive Officer, Director	President, Chief Executive Officer, Director
Daryl S. Meddings	Executive Vice President, Secretary/Treasurer, Director	Executive Vice President, Chief Financial Officer, Secretary/Treasurer, Director
Wayne K. Bailey	Chief Financial Officer, Director	—

(1)	All persons listed were appointed to such positions in 2000, except for Mr. Bailey who was appointed in September of 2004.

Marshall J. Stewart, 47, has worked in the mortgage industry since 1982. He was founder of Ocean West Enterprises and has been President, a director and a shareholder since 1988 until he sold his shares in exchange for shares in Consumer Direct of America (“CDA”) on July 15, 2004. Prior to founding Ocean West Enterprises, from 1986 to 1988, Mr. Stewart was a Vice President of Westport Savings Bank in Laguna Beach, California. His responsibilities included overseeing the mortgage banking department, secondary marketing and the Laguna Bank Savings branch. Prior to joining Westport Savings Bank, from 1984 to 1986, he was Production Manager of Irvine City Savings in Newport Beach, California and had the responsibilities of staffing and training the loan origination department and overseeing production, underwriting, funding, shipping and the sale of funded loans to institutional investors such as FNMA and FHLMC. Mr. Stewart received his B.A. in English with a minor in Business Administration from California State University in Fullerton, California in 1980.

Daryl S. Meddings, 39, was also a founder of Ocean West Enterprises and has been Executive Vice President, Chief Financial Officer, Secretary/Treasurer and a director and a shareholder since 1988 until he sold his shares in exchange for shares in Consumer Direct of America on July 15, 2004. As Chief Financial Officer at Ocean West Enterprises, Mr. Meddings implemented and monitors accounting and financial reporting system. Other duties include budget planning, expense control, commercial banking relationships and oversight of quality control, loan servicing and loss mitigation. From late 1987 to 1988, Mr. Meddings was a production manager with Westport Savings Bank in Laguna Beach, California. His duties included establishing both retail and wholesale production departments and recruiting, hiring and training mortgage origination personnel. Prior to that, he began his career in mortgage banking in 1986 as a loan officer at Pro Mortgage Services in Diamond Bar, California and worked his way up to top producer at Irvine City Savings in Irvine, California. Mr. Meddings received his B.S. in Finance, Real Estate and Insurance with a concentration in Real Estate from California Polytechnic State University-Pomona in 1987.

Wayne K. Bailey, 55, has been appointed to the position of Chief Financial Officer and Director since September 28, 2004. Mr. Bailey currently also holds the position of President/CFO of CDA since the fall of 2002. CDA currently holds 87.7% of the common stock Company. From January 1990 to the fall of 2002 he was Chief Operating Officer and Chief Financial Officer of a network of companies in the Aerospace, steel processing, Specialty Rebar, and metal forming industries. These companies grew to employ over 350 people with revenues in excess of $35 million. All of these companies were acquired from financially troubled situations and became very profitable after being restructured. This restructuring included the debt both secured and unsecured, installing information systems, and management systems. During this time Mr. Bailey also served as a consultant to companies in the Mortgage business, wood laminating, bottled water, bookbinding, wholesale siding, cabinet manufacturing and plastics industries. Mr. Bailey attended the University of Utah, Henager College of Business and LDS Business College earning degrees in Accounting and Business.

     Executive Officers and Director Nominees Commencing at the Closing

     None of our existing officers, directors of employees will continue as such following the Closing of the Transaction. Following the Closing of the Transaction, the IBP executive officers, directors and director nominees shall be the executive officers, directors and director nominees as listed below. The following are the existing IBP executive officers, directors and director-nominees and their respective ages and positions as of the date hereof:

Names	Ages	Position
Darryl Cohen	51	Chairman, Chief Executive Officer and Director
Alan Smith	52	Director
Sandro Sordi	45	Director

Darryl Cohen (51) Mr. Cohen has been chairman chief executive officer and a Director of InfoByPhone since April, 2005. Prior to that, Darryl Cohen served as chairman and chief executive officer of Ramp Corp. (RCO-Amex), a company that through its wholly-owned subsidiaries provides Internet-based communication, data integration, and transaction processing technologies designed to provide access to safer and better healthcare from September 2002 through April 2004.

Prior to becoming Ramp’s chairman and chief executive officer in September 2002, Cohen invested in public and private companies, frequently working with management in the areas of marketing strategy and financing.

Before that, he was president of DCNL Incorporated, a privately held beauty supply manufacturer and distributor he founded in 1988 and sold to Helen of Troy in 1998. Cohen’s innovative business strategies launched DCNL to success and have since become industry standards in creating effective marketing strategies and distribution channels. DCNL brought numerous products to market through national television advertising campaigns, specifically infomercials and short form direct response spots. DCNL products were distributed in mass merchandisers, drug stores, and grocery stores. During his tenure as president of DCNL, Cohen was also co-owner and president of Basics Beauty Supply Stores, a chain of retail stores in California, from 1985 -1999. He has also owned businesses in the food-services and gift industries, and holds a BA in Political Science from the University of California at Berkeley.

Alan Smith (52) Mr. Smith has been a director of InfoByPhone since April, 2005. For the past two years, Mr. Smith has been involved in personal investments and new investment opportunities. Prior to this period, he was the owner/president of Aaron Kamhi Inc., an apparel manufacturing company specializing in private label products for chain and department stores. Mr. Smith worked at Aaron Kamhi, Inc. for 25 years, at the peak of the business the company did $128,000,000 manufacturing overseas and domestically. He was involved in all aspects of the business. Mr. Smith has been actively involved in Community programs working with youth for the past 20 years.

Sandro Sordi (45) Mr. Sordi currently serves as the General Counsel for the RS Group of Companies, Inc., a holding company for a group of insurance and finance related businesses and affinity program managers. Mr. Sordi joined the RS Group in 2003 where, as its General Counsel and a Director, he has a taken leading role in developing the company’s growth strategy and engaging in negotiations of all types. Prior thereto Mr. Sordi was engaged in the private practice of law. Mr. Sordi has been a member of the Florida Bar since 1990, having earned his Juris Doctor from the University of Miami, Florida and his B.A. (Honors) from York University in Toronto, Canada.

After admission to the bar, from 1990 through 2002, Mr. Sordi practiced law exclusively as a sole practitioner in addition to being involved in certain investment projects.

Board of Directors Committees and Meetings

Currently, our Board of Directors has no separate audit, nominating and corporate governance or compensation committees and acts as such as an entire board. Promptly following the Closing, we intend to form an audit committee, a nominating and corporate governance committee and a compensation committee. It is anticipated that Messers. Alan Smith will be members of the audit committee, Messers. Sandro Sordi will be the members of the nominating and corporate governance committee and Messers. Daryl Cohen and Sandro Sordi will be the members of the compensation committee.

During the year ended December 31, 2004, our board of directors took action by written consent on 8 occasions. During the period from January 1, 2005 through the date of this Information Statement, our board of 8 directors took action by written consent on 5 occasions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers and persons who beneficially own more than 10% of the shares of our common stock (each, a “Reporting Person”) to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the company pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to the Company during the six month period ended September 30, 2002 (for which reports were first due after August 12, 2002), we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year, except that their initial filings after the effective date of the registration statement were late.

Certain Relationships and Related Transactions

On July 15, 2004, Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of the Company to Consumer Direct of America in exchange for 622,388 shares of CDA (the “Transfer”) for an approximate value of $1,178,802, based on the average trading prices of the respective stocks for the month of June 2004. The Transfer constitutes a change in control of the Company.

Executive Compensation

     Summary Compensation Table

     The following table sets forth the compensation of the President (the Chief Executive Officer) , the Executive Vice President and the Chief Financial Officer paid by the Subsidiary for the year ended September 30, 2004, the year ended September 30, 2003, the six month period ended September 30, 2002 and the fiscal years ending March 31, 2002. We have not paid any compensation.

				Other Annual
Name	Year	Salary ($)	Bonus ($)	Compensation ($)
Marshall L. Stewart	9/30/2004	180,000	0	0
President, Chief Executive Officer	9/30/2003	170,000	0	0
	9/30/2002	84,375	0	24,988
	3/31/2002	180,000	0	0

				Other Annual
Name	Year	Salary ($)	Bonus ($)	Compensation ($)
Daryl S. Meddings	9/30/2004	180,000	0	0
Executive Vice President and	9/30/2003	170,000	0	44,779
Chief Financial Officer	9/30/2002	77,133	0	3,575
	3/31/2002	180,000	0	0

Wayne K. Bailey	9/30/2004	0	0	0
Chief Financial Officer	9/30/2003	0	0	0
Of Parent Ocean West Holding Corp.	9/30/2002	0	0	0
	3/31/2002	0	0	0

Employment Agreements

On September 1, 2004, the Subsidiary entered into employment agreements with its President/CEO and its Executive Vice President (collectively, the “Employees”). These agreements provide for an annual base salary of not less than $180,000 each for a three-year term plus certain additional benefits. Also, the agreements call for Executive will receive additional compensation in the form of shares of common stock of Consumer Direct of America based on the Subsidiary’s financial performance during the three year period commencing on the date of this Agreement (the “Performance Period”). The Performance Period will not start until the warehouse line capacity of Ocean West Enterprises reaches $40 million.

No amounts are accrued for the deferred compensation as the Company has had no pre-tax profits.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

For all years referenced in the Summary Compensation Table, two former shareholders of the Subsidiary, Mark Stewart and Daryl Meddings, determined executive compensation. On July 15, 2004 Both Mr. Stewart and Mr. Meddings sold their common stock in the Company. The Company has not paid any compensation to date and does not expect to pay any in the near future.

Legal Proceedings

     No current officer, director, affiliate or person known to us to be the record or beneficial owners of in excess of 5% of our common stock, or any person known to be an associate of any of the foregoing, is a party adverse to us or has a material interest in any material pending legal proceeding.

     No current officer, director, affiliate or person known to IBP to be the record beneficial owner of in excess of 5% beneficial ownership of IBP, or any person known to be an associate of any of the foregoing, is a party adverse to IBP or has a material interest in any material pending legal proceeding.

PURPOSE OF THE TRANSACTION

Our Board of Directors believes the Transaction will enhance the total value of the Company to our investors.

PROCEDURE FOR APPROVAL OF ACTION; VOTING

The Delaware General Corporation Law provides that any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On March 4, 2005, the record date for determination of the stockholders entitled to receive this Information Statement, there were 5,586,104 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve a change in the name of the corporation to InfoByphone, Inc. or AskMeNow, Inc., the elimination of cumulative voting and the authorized common stock from 30,000,000 shares to 100,000,000 shares. Our Board, by its unanimous written consent, adopted resolutions approving a change in the name of the corporation to InfoByPhone, Inc. or AskMeNow, Inc. effective upon the Transaction, the elimination of cumulative voting the increase in authorized common stock, and the spin off of the Subsidiary to stockholders of record as of March 4, 2005. The Board also authorized the filing of the Certificate of Amendment to Certificate of Incorporation with respect to the change of name with the Secretary of State of Delaware simultaneously with the Closing.. By action by written consent, dated March 4, 2005, Consumer Direct of America, Inc, the owner of 4,900,000 shares, or approximately 87.7% of the issued and outstanding shares of our common stock at the time, approved a change in the name of the corporation to either InfoByPhone, Inc, or Askemenow, Inc., elimination of cumulative voting and the increase in authorized common stock, and elimination of cumulative voting and the filing of the Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State.

The increase in authorized shares of common stock is not necessary to complete the transactions outlined in the information Statement. Such increase in being made solely to assure the availability of common stock for future transactions

EFFECT ON CERTIFICATES EVIDENCING SHARES OF OCEAN WEST HOLDING CORPORATION

     The change in the name of Ocean West Holding Corporation to either InfoByPhone, Inc. will be reflected in its stock records by book-entry in the Company’s records. For those stockholders that hold physical certificates, please do not destroy them or send them to InfoByPhone, Inc. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

By order of the Board of Directors

President, Chief Executive Officer and Director